UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report:       March 17, 2016

 Micropac Industries, Inc.
(Exact name of registrant as specified in its charter)

Delaware	0-5109	75-1225149
(State or other jurisdiction	(Commission File Number)	(IRS employer
of incorporation)		Identification No.)

905 East Walnut Street, Garland, Texas	75040
Address of principal executive offices	Zip Code

Registrant’s telephone number, including area code:     (972) 272-3571

N/A
(Former name or former address, if changed since last report)

ITEM 4.01 Change in Registrant's Certifying Accountant.

(a)    Dismissal of Independent Registered Public Accounting Firm.

On March 11, 2016, Micropac Industries (the "Company") dismissed KPMG LLP ("KPMG") as the Company's independent registered public accounting firm. The decision to change the Company's independent registered public accounting firm was the result of a process in which the Audit Committee of the Company's Board of Directors conducted a competitive process to select the independent registered public accounting firm, and which action was ratified by the Board of Directors.

The audit reports of KPMG on the consolidated financial statements of the Company for each of the two most recent fiscal years ended November 30, 2014 and November 30, 2015 did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles.

During the Company's two most recent fiscal years ended November 30, 2014 and November 30, 2015, and the subsequent interim period through March 11, 2016, there were no: (1) disagreements with KPMG on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements if not resolved to their satisfaction, would have caused them to make reference in connection with their opinion to the subject matter of the disagreement, or (2) "reportable events", except that KPMG advised the Company of the following material weaknesses that existed as of November 30, 2014, as disclosed in the Company's Annual Report on Form 10-K for the fiscal year ended November 30, 2014:

Material weakness in entity-level controls We did not maintain effective entity-level controls with respect to the risk assessment component of the Internal Control – Integrated Framework.  Specifically, we did not maintain a sufficient complement of adequately trained personnel with an appropriate level of knowledge, experience, and training in the application of GAAP commensurate with our financial reporting requirements to identify and address risks critical to financial reporting.

Material weakness in inventory The Company's control activities are not designed effectively because the Company's policies and procedures do not include controls to evaluate the amount of overhead capitalized in work in process inventory.

Material weakness in income taxes The Company's control activities are not operating effectively because the review of the income tax provision did not operate as designed by the Company's policies and procedures.

As disclosed in the Company's Annual Report on Form 10-K for the fiscal year ended November 30, 2015, these material weaknesses were remediated by the Company as of November 30, 2015.

The Company provided KPMG with a copy of the disclosures in this report prior to filing with the Securities and Exchange Commission (the "SEC"). A copy of KPMG's letter dated March 17, 2016 to the SEC, stating whether it agrees with the statements made in this report, is filed as Exhibit 16.1 to this report.

(b)    Engagement of New Independent Registered Public Accounting Firm.

On March 11, 2016, the Audit Committee engaged Whitley Penn as the Company's independent registered public accounting firm for the year ending November 30, 2016.

In deciding to select Whitley Penn, the Audit Committee reviewed auditor independence issues and existing commercial relationships with Whitley Penn and concluded that Whitley Penn has no commercial relationship with the Company that would impair its independence for the two most recent fiscal years ended November 30, 2015 and November 30, 2014. During the Registrant's two most recent fiscal years, the Registrant did not consult Whitley Penn with respect to any of the matters or events listed in Regulation S-K Item 304(a)(2).

ITEM 9.01    Financial Statements and Exhibits.

Exhibit 16.1:    Letter from KPMG LLP dated March 17, 2016 to the Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated 03/17/16	MICROPAC INDUSTRIES, INC.
(Registrant)

	By:	/s/ Mark King
(Signature)
Mark King Chief Executive Officer